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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-8 of our report dated February 28, 2000, appearing in the Annual Report of Cendant Corporation on Form 10-K for the year ended December 31, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of recognizing revenue and membership solicitation costs as described in Note 1 to the consolidated financial statements).


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
June 6, 2000